Exhibit 4.6
EXECUTION VERSION
SUBORDINATION AGREEMENT
     This SUBORDINATION AGREEMENT dated as of May 17, 2010 (this “Agreement”) among:
     (a) Melco Crown Entertainment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”);
     (b) MPEL International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“International”);
     (c) MCE Finance Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, (the “Company”); and
     (d) The Bank of New York Mellon, in its capacity as trustee (the “Trustee”) for the holders of the 10.25% Senior Notes due 2018 (the “Senior Notes”) issued under an Indenture, dated as of May 17, 2010 (the “Indenture”), between it and the Company, as guaranteed by the Parent, International and certain of the Company’s Subsidiaries pursuant to the Note Guarantee, dated as of May 17, 2010 (the “Guarantee Agreement”) among Parent, International, the Company and certain of the Company’s Subsidiaries, and as Subordination Agent (as defined below).
     PRELIMINARY STATEMENT: In consideration for the purchase of the Senior Notes issued under the Indenture, the Company, International (together with any additional Debtors (as defined below) who may from time to time become a party to this Agreement) and Parent (together with any additional Creditors (as defined below) who may from time to time become a party to this Agreement) agree with the Trustee for the benefit of the Trustee and the holders of the Senior Notes as follows:
     1. Unless otherwise defined herein or otherwise denoted by the context in which it is used, all capitalized terms used herein which are defined in the Indenture shall have the same meaning herein as defined in the Indenture.
     (a) The term “2010 Loan Agreement”, as used herein, shall mean the Amended and Restated Intercompany Loan Agreement, dated as of 12 May, 2010, between International, as borrower, and Parent, as lender, as the same may be amended from time to time.
     (b) The term “Creditor”, as used herein, shall mean (i) Parent and (ii) any other obligee under a Group Loan that accedes to this Agreement as a “Creditor” pursuant to paragraph 12.

     (c) The term “Debtor”, as used herein, shall mean (i) International and (ii) any other obligor under a Group Loan (whether as borrower or guarantor) that accedes to this Agreement as a “Debtor” pursuant to paragraph 12.
     (d) The term “Designated Senior Debt”, as used herein, shall mean additional Indebtedness of the Company or any Subsidiary Guarantor which has been designated by the Company as “Designated Senior Debt” under paragraph 13.
     (e) The term “Group Loan”, as used herein, shall mean any Indebtedness under a loan by one member of the Parent Group to another member of the Parent Group.
     (f) The term “Instructing Group”, as used herein, shall mean holders of Superior Indebtedness (acting through the indenture trustee, agent bank or other agent or representative that is authorized to act on behalf of such holders under the credit agreement, indenture or other credit documentation evidencing the indebtedness owed to such holders (the “Superior Credit Documents”)) representing in the aggregate more than 50% of the principal amount of Superior Indebtedness outstanding.
     (g) The term “Parent Group”, as used herein, shall mean collectively, the Parent and each of its Subsidiaries.
     (h) The term “Subordination Agent”, as used herein, shall mean (i) initially, The Bank of New York Mellon or (ii) in the event any additional Indebtedness becomes Designated Senior Debt pursuant to paragraph 13, any other Person designated by the Instructing Group to act in such capacity pursuant to paragraph 13 for the Trustee and all other holders of Superior Indebtedness.
     (i) The term “Subordinated Indebtedness”, as used herein, shall mean (i) any Indebtedness outstanding from time to time under the 2010 Loan Agreement and (ii) any Indebtedness outstanding from time to time under any other Group Loan which becomes “Subordinated Indebtedness” pursuant to paragraph 12, including, in each case, interest thereon and all other Obligations related thereto.
     (j) The term “Superior Indebtedness”, as used herein, shall be deemed to mean and include all Obligations of any Debtor under the Indenture, the Senior Notes and the Guarantee Agreement or with respect to any Designated Senior Debt. Each Creditor specifically acknowledges and agrees that, to the extent permitted by the Indenture (unless all Obligations due thereunder and under the Senior Notes and the Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms) and any other Superior Credit Documents, the payment term of the Superior Indebtedness may be extended or the other terms amended or modified (including amounts of principal and interest due thereon) and the Superior Indebtedness may be restructured by the holders thereof or replaced by new obligations, and that the Subordinated Indebtedness will continue to be subordinated to the Superior Indebtedness as so extended, modified or restructured and to any new obligations substituted therefor.
     2. (a) The Subordinated Indebtedness owing by any Debtor, and all payments of principal, interest and all other amounts due thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the Superior Indebtedness and are not to be payable, and no payment on account thereof, whether by way of loan or otherwise nor any security thereof, shall be made or given by such Debtor or received, accepted or retained by the relevant Creditor until all Obligations due under the Indenture, the Senior Notes and the Guarantee Agreement and in respect of Designated Senior Debt are paid in full or otherwise discharged. Notwithstanding the foregoing, payments on the Subordinated Indebtedness will be permitted as Restricted Payments when so authorized by the terms of Section 4.07 of the Indenture and, if there is any Designated Senior Debt, as specified in the supplement to this Agreement entered into pursuant to paragraph 13 with respect thereto and the relevant Superior Credit Documents.
     (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to any Debtor or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of such Debtor, or any sale of all or substantially all of the assets of such Debtor or otherwise), the Superior Indebtedness of such Debtor shall first be paid in full before any Creditor shall be entitled to receive and to retain any payment or distribution in respect of the Subordinated Indebtedness of such Debtor.
     3. (a) Each Creditor agrees not to sell, assign, pledge, encumber, subordinate or otherwise dispose of or transfer all or any part of the Subordinated Indebtedness (except as contemplated or permitted under the Superior Credit Documents, including (unless all Obligations due under the Indenture, the Senior Notes and the Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms) Section 4.23 of the Indenture unless such sale, assignment, pledge, encumbrance, subordination or disposition is made to or in favor of the Subordination Agent. Should any payment or security be received by a Creditor in violation of paragraph 2, whether by way of agreement or compromise or otherwise, such Creditor shall forthwith deliver the same to the Subordination Agent in precisely the form received (but with the endorsement of such Creditor where necessary) for application in accordance with the Indenture or, if there is any additional Superior Indebtedness outstanding, to be held in trust for application on a pari passu basis to all outstanding Superior Indebtedness, and such Creditor agrees that, until so delivered, the same shall be deemed received by it as agent for the Subordination Agent and such payment and/or security shall be held in trust by such Creditor as the property of the Subordination Agent (for the benefit of the holders of Superior Indebtedness).
     (b) Without limiting the generality of any other provision of this Agreement, each Creditor further agrees that it will not, without the prior written consent of the Subordination Agent (acting at the direction of the Instructing Group), (i) cancel or otherwise discharge any of the Subordinated Indebtedness (except to the extent otherwise permitted by this Agreement and (to the extent all Obligations due thereunder and under the Senior Notes and the Guarantee Agreement have not been paid in full or otherwise discharged in accordance with their terms) the Indenture and any other Superior Credit Documents, or payment to the Subordination Agent on behalf of the holders of the Superior Indebtedness as contemplated elsewhere herein) or subordinate any of the Subordinated Indebtedness to any indebtedness of a Debtor other than the Superior Indebtedness, or (ii) permit the terms of any of the Subordinated Indebtedness to be changed in such a manner so as to adversely affect the rights or interests of the holders of the Superior Indebtedness in any material respect or in respect of ranking.
     4. Each Creditor agrees that (i) unless the Subordination Agent (acting at the direction of the Instructing Group) consents otherwise, the Subordinated Indebtedness (which such Creditor hereby represents and warrants is unsecured) shall remain unsecured, (ii) without the consent of the Subordination Agent (acting at the direction of the Instructing Group), such Creditor will not take any action to enforce, foreclose or otherwise realize upon any security interest or lien in respect of the Subordinated Indebtedness and (iii) it will take such action and execute such releases, termination statements and other instruments as may be reasonably requested by the Subordination Agent in order to further assure unto the Subordination Agent the rights, privileges and agreements provided herein.
     5. Each Creditor hereby irrevocably authorizes and empowers and appoints the Subordination Agent (from and after the occurrence of a Default or Event of Default (or equivalent event under any Superior Credit Document) and during the pendency thereof) as attorney-in-fact, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and vote claims (in bankruptcy proceedings or otherwise) and take such other actions, in the name of the Subordination Agent or otherwise, as the Subordination Agent may deem necessary or advisable for the enforcement of these provisions. Each Creditor shall duly and promptly take such action as may be reasonably requested by the Subordination Agent to assist in the collection of the Subordinated Indebtedness held by such Creditor for the account of the Subordination Agent, and to file appropriate proofs of claim with respect to such Subordinated Indebtedness and to vote the same, and to execute and deliver to the Subordination Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Subordination Agent to enable the Subordination Agent to enforce any and all claims upon or with respect to such

Subordinated Indebtedness and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such Subordinated Indebtedness.
     6. Each Creditor hereby represents and warrants to the Subordination Agent that, so long as any of the Superior Indebtedness is outstanding, (1) none of the Subordinated Indebtedness held by it is represented by negotiable instruments or certificated securities except such as have been endorsed or assigned and delivered by such Creditor to the Subordination Agent concurrently with its becoming a party to this Agreement or such as prominently bear the following legend on the first page thereof: “This Note is subordinate to indebtedness owing to the creditors specified in, and subject to the provisions of, a Subordination Agreement dated as of May 17, 2010 among [specify name of Creditor], certain affiliates and a subordination agent acting for (i) the holders of MCE Finance Limited’s 10.25% Senior Notes due 2018 issued pursuant to an Indenture, dated as of May 17, 2010, between MCE Finance Limited and The Bank of New York Mellon, as Trustee, and (ii) the representatives of the holders of certain other indebtedness who may from time to time become parties thereto”; and (2) such Creditor has not made any prior transfer or assignment thereof. Such Creditor further agrees that at no time hereafter will any part of the Subordinated Indebtedness be represented by negotiable instruments or certificated securities except such negotiable instruments or certificated securities as (x) the Subordination Agent shall reasonably request to be executed and delivered to the Subordination Agent for the purpose of evidencing the related Subordinated Indebtedness or any part thereof, and in that case, such negotiable instruments or certificated securities shall either be payable to the Subordination Agent or such Creditor and delivered to the Subordination Agent, duly endorsed or assigned by such Creditor, if payable to such Creditor and (y) bear the legend described above in the manner described above. If in connection with the enforcement of the Subordination Agent’s rights hereunder or otherwise in connection with any Subordinated Indebtedness, the Subordination Agent requests that a Creditor duly endorse and deliver any instrument or certificated securities evidencing the Subordinated Indebtedness to the Subordination Agent, such Creditor shall promptly do so. In the event of the failure of the relevant Creditor to duly endorse any such negotiable instruments or certificated securities, to the Subordination Agent or the Subordination Agent’s order, the Subordination Agent, or any officer, employee or agent thereof, is hereby irrevocably constituted and appointed attorney-in-fact for such Creditor with full power to make any such endorsements, which appointment as attorney-in-fact is coupled with an interest.
     7. Without affecting the rights of the Subordination Agent hereunder, each Creditor agrees and consents (a) to waive, and does hereby waive, any and all notice of the receipt and acceptance by the Subordination Agent of this Agreement or of the creation, renewal, modification, extension or accrual of any of the Superior Indebtedness, present or future, in whole or in part, by the Trustee, the holders of the Senior Notes or the holders of any other Superior Indebtedness or of the reliance by the Trustee, the holders of the Senior Notes or the holders of any other Superior Indebtedness on this Agreement at any time; (b) that without any notice to, or consent by, such Creditor, the liability of any Debtor or any other party or parties for or upon the Superior Indebtedness (and under any agreements or instruments relating thereto) may, from time to time, in whole or in part, be created, renewed, extended, modified, compromised or released as the Trustee, the holders of the Senior Notes or the holders of any other Superior Indebtedness, as the case may be, may deem advisable and that the balance or balances of funds with the Trustee, the holders of the Senior Notes or the holders of any other Superior Indebtedness at any time standing to the credit of any of the obligors in respect thereof may, from time to time, in whole or in part, be surrendered or released as the Instructing Group may deem advisable; and (c) to waive, and does hereby waive, all presentment for payment, protest and notice of nonpayment and protest of negotiable or other instruments to which such Creditor may be party. Each Creditor acknowledges its responsibility to remain informed of any circumstances which may affect the Subordinated Indebtedness.
     8. Each Creditor hereby agrees that so long as any Superior Indebtedness is outstanding:
     (a) After request by the Subordination Agent, such Creditor shall within ten (10) days furnish the Subordination Agent with a statement, duly acknowledged and certified setting forth the original principal amount of the Subordinated Indebtedness owed to it, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Creditor, there exists no defaults under the Subordinated Indebtedness, or if any such defaults exist, specifying the defaults and the nature thereof.
     (b) Such Creditor shall not, without the prior written consent of the Subordination Agent, which consent may be withheld or conditioned in the Subordination Agent’s sole discretion, commence, or join or participate in, any Enforcement Action. As used herein, “Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Indebtedness, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of a Debtor to pay any amounts relating to any Subordinated Indebtedness, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of any insolvency or similar proceedings against such Debtor, or the taking of any other enforcement action against any asset or property of such Debtor.
     (c) If such Creditor shall, in its capacity as such, acquire by indemnification, subrogation or otherwise, any Lien, estate, right or other interest in any of the assets or properties of any Debtor, that Lien, estate, right or other interest shall be subordinate in right of payment to the Superior Indebtedness and any Lien of the Superior Indebtedness as provided herein, and such Creditor hereby waives any and all rights it may acquire by subrogation or otherwise to any Lien of the Superior Indebtedness or any portion thereof until such time as all Superior Indebtedness has been repaid in full in cash.
     (d) If, at any time, all or part of any payment with respect to Superior Indebtedness theretofore made (whether by the Company, a Debtor or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Superior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company, a Debtor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
     9. Each Debtor and each Creditor severally agrees that proper notations will be made in their respective books and records indicating that the Subordinated Indebtedness to which it is an obligor or obligee is subject to this Agreement.
     10. No waiver shall be deemed to have been made by the Subordination Agent or any Creditor of any of their respective rights hereunder unless the same shall be in writing and duly signed by its respective duly authorized officer. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Subordination Agent or any Creditor (as the case may be) in any other respect at any time. Subject to paragraph 13, no agreement shall be effective to change or modify or to discharge, in whole or in part, this Agreement, unless such agreement is permitted by the terms of the Indenture (unless all Obligations due thereunder and under the Senior Notes and the Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms) and the terms of any other Superior Credit Document governing any Designated Senior Debt then outstanding, is in writing and duly signed by a duly authorized officer of the Subordination Agent, a duly authorized officer of the Trustee (if and when the Trustee is no longer acting as Subordination Agent at a time when any Obligations due under the Senior Notes, the Indenture and the Guarantee Agreement remain outstanding) and of each Debtor and Creditor that is then a party hereto. No agreement shall be effective to change or modify the ranking of the holders of the Senior Notes under this Agreement without the prior written consent of the holders thereof in accordance with the Indenture (unless all Obligations due thereunder and under the Senior Notes and the Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms). Each Creditor agrees not to discharge any of the Subordinated Indebtedness held by it by setoff and agrees to waive the right to interpose any counterclaim or offset of any nature or description in any litigation arising out of or relating to such Subordinated Indebtedness or this Agreement.
     11. (a) Following the occurrence of a Default or an Event of Default (or equivalent event under any Superior Credit Document), the Subordination Agent may enforce any remedy with respect to the Subordinated Indebtedness or any security therefor whether or not the Subordination Agent, the Trustee or any holders of Superior Indebtedness shall have first pursued their remedies in respect of the Superior Indebtedness.
     (b) Each Debtor and each Creditor jointly and severally agrees to pay the Subordination Agent on demand all expenses of every kind, including reasonable counsel fees, which the Subordination Agent may incur in enforcing any of its rights hereunder.
     (c) The parties agree that so long as the Trustee is the Subordination Agent, it shall have all the protections, rights, and a joint and several indemnity in its Agent capacity hereunder from the other parties to this Subordination Agreement to the same extent as the Trustee and Collateral Agent have under Section 7 of the Indenture, and such provisions are expressly incorporated by reference herein.
     (d) The parties agree that neither the Subordination Agent nor the Trustee is a fiduciary to the other parties hereunder.
     (e) Notwithstanding any other provision herein, nothing herein shall require the Trustee or the Noteholders to take any action that is not permitted by the Indenture.
     (f) Nothing herein shall be deemed to be a waiver by the Trustee or any other representative of holders of Superior Indebtedness of any provision under the Superior Credit Documents relating to such Superior Indebtedness.
     12. (a) The Company and the Parent agree to cause any member of the Parent Group (other than a Subsidiary Group Guarantor) that becomes an obligor or an obligee under any Group Loan (other than the Intercompany Note) after the date hereof to become a Creditor or a Debtor hereunder with respect to such Group Loan (which Group Loan shall then become Subordinated Indebtedness) if the proceeds of such Group Loan were, or are to be, used by the borrower thereof to fund (or refinance the funding of) a Shareholders Subordinated Loan to a Subsidiary Group Guarantor.
     (b) After the payment in full and discharge or refinancing of both the Senior Credit Agreement and the Subconcession Bank Guarantee Facility Agreement and the termination and release of the 2007 Subordination Deed, the Company and the Parent shall cause any member of the Parent Group that was an obligor or obligee under any Group Loan previously subordinated in right of payment to the Indebtedness under the Senior Credit Agreement and the Subconcession Bank Guarantee Facility Agreement pursuant to the 2007 Subordination Deed or, in the case of any Group Loan made after such payment, discharge or refinancing and termination and release, which would have been so subordinated had the 2007 Subordination Deed continued to apply, to become a Creditor or a Debtor hereunder with respect to such Group Loan (which Group Loan shall then become Subordinated Indebtedness).

     (c) The Company and the Parent shall cause any member of the Parent Group required by this paragraph 12 to accede to this Agreement as a Creditor or a Debtor, to execute a supplement to this Agreement in which it (i) sets forth the outstanding amount of the related Group Loan (and the aggregate additional amounts that may be advanced to the borrower thereunder), (ii) identifies all of the material agreements and instruments related thereto, (iii) indicates whether such Parent Group member is becoming a Creditor or a Debtor, (iv) includes the complete contact information of such Parent Group member, and (v) confirms that the described Group Loan will be Subordinated Indebtedness under this Agreement. The supplement will also specifically state that such Parent Group member agrees to perform all of the obligations of a Creditor or Debtor hereunder as applicable. Such supplement shall be executed and delivered to the Subordination Agent.
     13. (a) The Company may designate certain Indebtedness incurred by it or by any Subsidiary Guarantor to be Designated Senior Debt, provided that such designation is permitted by (i) Section 4.23 of the Indenture (unless all Obligations due thereunder and under the Senior Notes and Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms) and (ii) the terms of the Superior Credit Document governing any other Superior Indebtedness then outstanding.
     (b) Upon any such designation, the Company may enter into either a supplement to this Agreement or a new agreement that would replace this Agreement (a “Replacement Agreement”) (in either case in accordance with Section 4.23 of the Indenture (unless all Obligations due thereunder and under the Senior Notes and Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms)) with each Creditor, each Debtor, the representative of the holders of such Designated Senior Debt and any other Superior Indebtedness then outstanding, and the Subordination Agent or, if applicable, the Person designated by the Instructing Group (taking into account for such purpose the new Designated Senior Debt) to act as their Subordination Agent in substitution for the existing Subordination Agent, which Person shall satisfy the requirements set out in paragraph 13(c) and each of whom shall be obliged to enter into such supplement or Replacement Agreement, to (i) effect the substitution of such Person, (ii) describe the additional Indebtedness to be treated as Superior Indebtedness and (iii) make such other modifications and amendments to this Agreement, or provide for such other terms in any such Replacement Agreement, as the case may be, including the incorporation of intercreditor terms, as may be required to, inter alia, (x) give to the holders of such additional Indebtedness the benefit of this Agreement or such Replacement Agreement on a pari passu basis with the holders of the Senior Notes (if any Superior Indebtedness is outstanding thereunder at that time) and any other Superior Indebtedness outstanding at such time, (y) provide that any funds obtained by the Subordination Agent in accordance with this Agreement or such Replacement Agreement for distribution to the holders of Superior Indebtedness shall be distributed to such holders of Superior Indebtedness on a pari passu basis and (z) which

(unless all Obligations due thereunder and under the Senior Notes and Guarantee Agreement have been paid in full or otherwise discharged in accordance with their terms) are otherwise consistent with the requirements of Section 4.23 of the Indenture.
     (c) The Subordination Agent shall at all times be a banking corporation that (i) does business in the United States of America and is subject to supervision or examination by federal or state authorities; (ii) is organized in the United States of America or any state thereof, any member state of the European Union, Hong Kong, Australia, Japan or Singapore; (iii) is authorized under the laws of its jurisdiction of organization to exercise corporate trustee power (where such authorization is required); and (iv) has a combined capital and surplus of at least US$100.0 million as set forth in its most recent published annual report of condition.
     (d) A resignation, removal or other substitution of the Subordination Agent will become effective only upon the new Subordination Agent’s acceptance of appointment as provided in this paragraph 13.
     (e) The Subordination Agent may resign in writing at any time by so notifying the Company. The Instructing Group may remove the Subordination Agent by so notifying the Subordination Agent and the Company in writing. The Company may remove the Subordination Agent if:
     (1) the Subordination Agent fails to meet the conditions specified in paragraph 13(c);
     (2) the Subordination Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Subordination Agent or its property; or
     (4) the Subordination Agent becomes incapable of acting.
     (f) If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason, the Company will promptly appoint a Subordination Agent. Within one year after the designated Subordination Agent takes office, the Instructing Group may appoint a Subordination Agent to replace the Subordination Agent appointed by the Company.
     (g) If a Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent, the Company, or the holders of at least 10% in aggregate principal amount of the then outstanding Superior Indebtedness may petition any court of competent jurisdiction for the appointment of a Subordination Agent at the sole expense of the Company.
     (h) If the Subordination Agent, after written request by any holder of Superior Indebtedness who has been such a holder for at least six months, fails to meet the conditions specified in paragraph 13(c), such holder may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a new Subordination Agent.
     (i) An appointed Subordination Agent will deliver a written acceptance of its appointment to the retiring Subordination Agent and to the Company. Thereupon, the resignation or removal of the retiring Subordination Agent will become effective, and the appointed Subordination Agent will have all the rights, powers and duties of the Subordination Agent under this Subordination Agreement. The appointed Subordination Agent will mail a notice of its succession to each of the other parties to this Subordination Agreement. The retiring Subordination Agent will promptly transfer all property held by it as Subordination Agent to the appointed Subordination Agent; provided all sums owing to the Subordination Agent hereunder have been paid pursuant to paragraph 11. Notwithstanding replacement of the Subordination Agent pursuant to this paragraph 13, the Company’s obligations under paragraph 11 will continue for the benefit of the retiring Subordination Agent.
     14. Any payments made to, or received by, any Creditor in respect of any guaranty or security in support of the Subordinated Indebtedness owed to it shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Indebtedness. To the extent that any Debtor provides a guaranty or any security in support of any Subordinated Indebtedness, the Creditor that is the lender of the respective Subordinated Indebtedness will cause each such Person to become a party hereto (if such Person is not already a party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this paragraph 14 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Indebtedness, whether or not the Person furnishings such guarantee or security is a party hereto).
     15. This Agreement shall be binding upon each Creditor and each Debtor then party to this Agreement and their respective successors and assigns and shall inure to the benefit of the Subordination Agent, the Trustee, the holders of the Senior Notes, the holders of any other Superior Indebtedness and their representatives and their respective successors and assigns. The obligations of each such Creditor and Debtor shall remain in full force and effect without regard to, and shall not be impaired by, the bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Creditor or Debtor.

     16. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Indebtedness, the provisions of this Agreement shall prevail.
     17. Except as set forth in paragraph 15, no Person shall have any rights under this Agreement.
     18. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     19. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     20. Consent to Jurisdiction. Each Debtor and each Creditor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Agreement or any transaction contemplated thereby. Each Debtor and each Creditor irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent for receipt of service of process in any such suit, action or proceeding. In the event that such agent for service of process appointed pursuant to this paragraph 20 is unable to act as agent for service of process or no longer maintains an office in the State of New York, each Debtor and Creditor shall forthwith appoint a successor agent located in the State of New York that will promptly provide to the Subordination Agent a letter affirming such appointment.
     21. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which taken together shall constitute one agreement, notwithstanding that all of the parties are not signatories to the same counterpart. Electronic copies of signatures shall be treated as original signatures.
     22. The Subordination Agent confirms that this Agreement shall terminate upon the indefeasible payment in full of all Obligations due in respect of the Senior Notes and, where so provided in the relevant supplement to this Agreement, in respect of any Designated Senior Debt.

     23. To the extent that any signature is affixed hereto by a person under power of attorney or as representative of another person, the person so signing hereby represents that he is duly authorized to do so.
(Signature page follows)

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

MCE FINANCE LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN ENTERTAINMENT LIMITED, as Parent and a Creditor
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Executive Vice President and Chief Financial Officer

MPEL INTERNATIONAL LIMITED, as a Debtor
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, not in its individual capacity but only as Trustee and as Subordination Agent
By	/s/ Irene Ding
	Name:	Irene Ding
	Title:	Vice President

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